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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                                November 7, 1997



                                 CHEROKEE, INC.

             (Exact name of registrant as specified in its charter)


DELAWARE                            File No.0-18640             95-4182437
(State or other jurisdiction        (Commission File Number)    (I.R.S. Employer
of incorporation or organization)                               Identification Number)


                              6835 VALJEAN AVENUE
                           VAN NUYS, CALIFORNIA 91406
                          (Address of executive offices)
                            (818) 908-9868 ext. 309
                         (Registrant's telephone number)
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ITEM  2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 7, 1997, Cherokee Inc., a Delaware corporation ("Cherokee" or the "Company"), entered into an Agreement of Purchase and Sale of Trademarks and Licenses (the "Sideout Agreement") with Sideout Sport, Inc., a California corporation ("Sideout"), pursuant to which Cherokee agreed to purchase all of Sideout's trademarks, copyright, trade secrets and license agreements with respect thereto (the "Assets"). Pursuant to the Sideout Agreement, Cherokee agreed to pay Sideout $1.5 million at the closing of the acquisition and $500,000 upon release of certain liens on the Assets. Thereafter, Cherokee will, on a quarterly basis, pay Sideout 40% of the first $10.0 million of gross revenues (royalties and license fees received by Cherokee through licensing of the Sideout trademark), 10% of the next $5.0 million of gross revenues and 5% of the next $20.0 million of gross revenues. The royalty payments are subject to adjustment in certain circumstances. After October 22, 2004, Cherokee will have no further obligation to pay royalties.

     Cherokee will finance the initial acquisition purchase price with cash on hand. Thereafter, it will pay the royalty payments out of the licensing revenues that it receives.

ITEM 5. OTHER EVENTS

     On November 12, 1997, Cherokee entered into a new licensing agreement with Dayton Hudson Corporation (the "Licensee"), the owner of Target Stores (the "Amended Target Agreement"). The Amended Target Agreement has an initial term commencing on February 1, 1998 and ending on January 31, 2004, with automatic annual extensions thereafter unless terminated by the Licensee. The Amended Target Agreement covers a broad range of categories of merchandise, including women's, men's and children's apparel and footwear, women's intimate apparel, fashion accessories, home textiles, cosmetics and others (the "Merchandise"). Under the terms of the Amended Target Agreement, the Licensee will pay Cherokee a royalty each fiscal year equal to the greater of (i) the Minimum Guaranteed Royalty (as defined below) for such year or (ii) 2% of the Licensee's net sales of Merchandise during such fiscal year up to $300.0 million, 1 1/2% of net sales greater than $300.0 million and up to $700.0 million, .8% of net sales greater than $700 million and up to $1.0 billion and .7% of net sales greater than $1.0 billion. The "Minimum Guaranteed Royalty" is $9.0 million for each of the two fiscal years ending January 29, 1999 and 2000 and $10.5 million for each of the four fiscal years ending January 31, 2001 through 2004.

ITEM 7. EXHIBITS

        2.1 Agreement of Purchase and Sale of Trademarks and Licenses, dated as of November 7 1997, by and between Cherokee and Sideout.

       10.1 License Agreement, dated as of November 12, 1997, by and between Cherokee and Licensee

       99.1    Press Release dated November 10, 1997

       99.2    Press Release dated November 13, 1997

                                        2
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                                   SIGNATURES

     Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHEROKEE INC.



                                         By: /s/ Carol Gratzke
                                             ---------------------
                                             Carol Gratzke
                                             Chief Financial Officer

Date: November 21, 1997

                                        3
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                                  EXHIBIT INDEX

Exhibit No.

                                  DESCRIPTION
                                  -----------

 2.1 Agreement of Purchase and Sale of Trademarks and Licenses, dated as of November 7, 1997, by and between Cherokee and Sideout.

10.1 License Agreement, dated as of November 12, 1997, by and between CHEROKEE and Licensee

99.1     Press Release dated November 10, 1997

99.2     Press Release dated November 13, 1997